EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
QuickLogic Corporation
Sunnyvale, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-190277, No. 333-181819, No. 333-161501, No. 333-126528 and No. 333-88706) and Form S8 (No. 333-159498, No. 333-123515, No. 333-76022, No. 333-34898, No. 333-34900 and No. 333-34902) of QuickLogic Corporation of our reports dated March 5, 2015 relating to the 2014 consolidated financial statements and financial statement schedule, and the effectiveness of QuickLogic Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
San Jose, California
March 5, 2015